  EXHIBIT 99.1

EVIO, Inc. Engages in Strategic Partnership to launch EVIO Labs Costa Mesa

Independent testing laboratory to launch in Southern California May 8, 2019

Henderson, NV--EVIO Inc. (“EVIO” or the “Company”), (OTC: EVIO), a leading provider of testing and research for the regulated cannabis and hemp industry in North America announced today that it has engaged in a strategic partnership with Gexin Analytical Labs (“Gexin”) to complete the buildout and operation of EVIO Labs Costa Mesa. This partnership paves the way for EVIO Labs to realize its vision of providing analytical testing services throughout California. EVIO Labs Costa Mesa will be the only analytical testing lab in Costa Mesa’s coveted “Green Zone”, postiviely positioned adjacent to the fourteen licensed distributors that operate within 1,000 feet of the lab’s location, as well as hundreds of distributors throughout Orange and Los Angeles counties.

Gexin has entered into an Intellectual Property License Agreement which provides them the exclusive right to operate under the EVIO Labs brand in the Los Angeles and Orange County markets. Under the terms of the agreement, the initial license fee payable to EVIO is $500,000 and commencing in year 2, a 5% gross royalty of all testing revenues. Gexin sees this laboratory buildout as a “proof of concept” that will pave the way for additional targeted investments in the future.

William Waldrop, CEO of EVIO commented, “EVIO has found the right investment partner in Gexin to help bring the Costa Mesa lab to full operations very quickly. Demand for analytical testing of cannabis continues to grow in California, and the distributors located right here in Costa Mesa - all within walking distance of the lab – will assure a steady stream of demand right out of the gate. EVIO Labs Costa Mesa will join other EVIO labs in providing testing services to the exploding hemp and CBD market nationwide.”

EVIO initiated a license application to the City of Costa Mesa last year. With its agreement with Gexin, EVIO will next request final approval from the City for the EVIO Labs Costa Mesa lab, and upon city approval shall submit its application to the State Bureau of Cannabis Control for annual licensing. The Costa Mesa lab will also seek ISO 17025 accreditation and complete all final buildouts necessary to meet final inspection.

About EVIO Inc.

EVIO Inc. is a leading provider of cannabis and hemp testing and scientific research for the regulated cannabis industry. The Company’s EVIO Labs division operates coast-to-coast providing state-mandated ancillary services to ensure the safety and quality of the nation's cannabis supply. The Company’s EVIO Biosciences Division is dedicated to the scientific, medical, and psychosocial exploration of clinical cannabis, cannabinoids, and the endocannabinoid system.

For more information, visit www.eviolabs.com.

Safe Harbor Statement

Any statements in this press release that are not statements of historical fact maybe considered to be forward-looking statements. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These forward-looking statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, our ability to complete our product testing and launch our product commercially, the acceptance of our product in the marketplace, the uncertainty of the laws and regulations relating to cannabis, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed from time to time in our reports filed with the Securities and Exchange Commission, available at www.sec.gov or www.eviolabs.com.

Contacts

William Waldrop

Chief Executive Officer

888.544.EVIO

info@EVIOLabs.com